                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of Bar Technologies Inc. dated March 24, 1998 and all references to our Firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP


February 4, 2000
Pittsburgh, Pennsylvania